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                                                                      EXHIBIT 23






                             CONSENT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS




Specialty Retail Group, Inc.
Westport, Connecticut


We hereby consent to the incorporation by reference in the Prospectus constituting a part of Registration Statements 33-63068 and 33-88424 on Form S-8 of our report dated September 20, 1996, relating to the consolidated financial statements of Specialty Retail Group, Inc. and subsidiary appearing in the Company's Annual Report on Form 10-KSB, for the years ended June 30, 1996 and July 2, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP
September 30, 1996